Exhibit 99.1


April 10, 2007

                           Press Release

KENTUCKY BANCSHARES, INC. REPORTS EARNINGS FOR FIRST QUUARTER OF 2007

Paris, Kentucky - Kentucky Bancshares Inc., parent company of Kentucky Bank, reported a healthy 21% increase in earnings for the first quarter of 2007. The Company earned $1,562,000 for the quarter ended March 31, compared to $1,293,000 last year. Fully diluted earnings per share for the same period rose 13%, from 48 cents to 54 cents.

Kentucky Bank ranks 11th in size among the 198 banks headquartered in the state. Kentucky Bank is headquartered in Paris and also has offices in Cynthiana, Georgetown, Morehead, Nicholasville, North
Middletown, Sandy Hook, Versailles, Wilmore and Winchester.


Contact:  Gregory J. Dawson
          Chief Financial Officer